Exhibit 99.1

Press Release

SPIRIT REALTY CAPITAL, INC. PROVIDES APRIL RENT UPDATE

DALLAS—(BUSINESS WIRE)—April 22, 2020—Spirit Realty Capital, Inc. (NYSE: SRC) (“Spirit” or the “Company”) today provided an update on April tenant rent payments. As of April 22, 2020, Spirit expects to receive 69% of April rent payments by the end of the month.

“As we stated on our preliminary first quarter 2020 earnings call last week, we anticipated receiving between 65-70% of April rents by the end of this month. We are pleased to announce that Spirit is projected to receive April rent payments equal to the high end of our expectations,” said Jackson Hsieh, President and Chief Executive Officer. “In addition, 17 of our top 20 tenants paid April rent and our asset management team continues to work diligently with tenants who have requested rent deferrals.”

The Company expects to report financial and operating results for the first quarter ended March 31, 2020 after the market closes on Tuesday, May 5, 2020, via press release and a Form 8-K filing.

PREVIOUSLY RECORDED CONFERENCE CALL REPLAY

The Company held a first quarter 2020 preliminary earnings conference call and tenant update on Monday, April 13, 2020. Interested parties can listen to a replay of the call via the following:

Replay:Available through May 15, 2020 with access code 13701992.

(844) 512-2921 (Domestic) / (412) 317-6671 (International)

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of March 31, 2020, our diversified portfolio was comprised of 1,772 owned properties and 43 properties securing mortgage loans. Our owned properties, with an aggregate gross leasable area of 36.1 million square feet, are leased to 298 tenants across 48 states and 28 retail industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

Pierre Revol

(972) 476-1403

InvestorRelations@spiritrealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as "expect," "plan," "will," "estimate," "project," "intend," "believe," "guidance," "approximately," "anticipate," "may," "should," "seek" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit’s retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit’s ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit’s costs of borrowing as a result of changes in interest rates and other factors; Spirit’s ability to access debt and equity capital markets; Spirit’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit’s ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit’s ability to manage its expanded operations; Spirit’s ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; Spirit’s ability to manage and liquidate the remaining SMTA Liquidating Trust assets; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit’s most recent filings with the SEC, including its Annual Report on Form 10-K. All forward-looking statements are based on information that was available, and speak only, as of the date on which they were made. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.